UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-131355-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-131355-03	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-131355	46-0358360
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

701 East 60th Street, North Sioux Falls, South Dakota	57117
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code: (605) 331-2626
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 1, 2007, Citigroup Inc. issued a press release announcing its Citi-branded credit card business is eliminating the industry practice of increasing interest rates for individual cardholders due to their defaults on financial commitments with other parties, sometimes known as "universal default," and is also eliminating "any time for any reason" increases to the rates and fees of its customers' accounts. The MasterCard, Visa and American Express credit card accounts designated to Citibank Credit Card Master Trust I are part of the Citi-branded credit card business.

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 99.1	Press release, dated March 1, 2007, issued by Citigroup Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Depositor of Citibank Credit Card Issuance Trust and Citibank Credit Card Master Trust I
(Registrant)

By: /s/ Douglas C. Morrison
Douglas C. Morrison
Vice President

Dated: March 6, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release, dated March 1, 2007, issued by Citigroup Inc.